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                                  EXHIBIT 99.2
                          CMC SECURITIES CORPORATION II
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       (EXCLUDES PRIVATELY-OFFERED MPCS TOTALING $217,198,748 AT ISSUANCE)


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
                                                         AMOUNT OF BENEFICIAL
  MPC SERIES            NAME AND ADDRESS                      OWNERSHIP                        PERCENTAGE
  REFERENCE             OF BENEFICIAL OWNER              PRINCIPAL AT 2/25/98)                  OF SERIES
---------------  ------------------------------------    ---------------------                  ----------
1993-2A          Cede & Co.                                      $53,646,080                    94.5926%
                 P.O. Box 20
                 Bowling Green Station
                 New York, NY  10274

1993-2B          Cede & Co.                                      $47,153,849                   100.0000%
                 (see above)

1993-2C          Cede & Co.                                      $20,886,851                    17.5479%
                 (see above)

                 Teachers Insurance & Annuity                    $97,539,861                    81.9474%
                 Association of America
                 Securities Division, Mail Stop 41
                 730 Third Avenue 3rd Floor
                 New York, NY  10017

                 CMI Investors 3LP                                $9,999,000                     8.4006%
                 2 Lincoln Center
                 5420 LBJ Freeway, Suite 515
                 Dallas, Texas 75240

1993-2D          Cede & Co.                                      $73,272,519                    96.2252%
                 (see above)

1993-2E          Cede & Co.                                     $183,751,174                    99.0496%
                 (see above)

1993-2F          Cede & Co.                                      $59,182,922                   100.0000%
                 (see above)

1993-2G          Cede & Co.                                      $51,740,147                    30.3821%
                 (see above)

                 Teachers Insurance & Annuity                   $117,555,009                    69.0288%
                 Association of America
                 (see above)

1993-2H          Cede & Co.                                      $79,721,630                   100.0000%
                 (see above)

1993-2I          Cede & Co.                                     $110,020,709                   100.0000%
                 (see above)

1995-A           Cede & Co.                                      $73,518,918                   100.0000%
                 (see above)

1996-A           Cede & Co.                                      $57,717,619                   100.0000%
                 (see above)

1996-B           Cede & Co.                                     $125,329,867                   100.0000%
                 (see above)

1996-C           Cede & Co.                                     $116,834,071                    99.9999%
                 (see above)

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